Exhibit 10.14

TRANSITION AGREEMENT AND RELEASE

This Transition Agreement and Release (“Transition Agreement”) is made by and between Louis Summe (“Executive”) and Livevox, Inc. (the “Company”) (jointly, Executive and the Company referred to as the “Parties” or individually referred to as a “Party”).

RECITALS

WHEREAS, Executive was employed by the Company as its Chief Executive Officer;

WHEREAS, Executive signed an Employment Agreement with the Company on August 7, 2014 (the “Employment Agreement”);

WHEREAS, Executive and LiveVox Holdings, Inc. (“LVOX”) entered into an Indemnification Agreement as of June 18, 2021 (the “Indemnification Agreement”);

WHEREAS, pursuant to the LiveVox Holdings, Inc. 2021 Equity Incentive Plan (the “Plan”), the Company granted Executive certain time-based and performance-based restricted stock units covering LVOX common stock (respectively, “RSUs” and “PSUs”, and collectively the “Equity Awards”) that entitle Executive to purchase or to receive shares of LVOX common stock subject to the terms and conditions of the Plan and the respective RSU and/or PSUs agreements (collectively, the “Equity Agreements”);

WHEREAS, pursuant to the LiveVox TopCo, LLC Amended and Restated Amended Limited Liability Company Agreement (the “LLC Agreement”), LiveVox TopCo, LLC (“TopCo”) issued certain incentive units of TopCo to Executive (“Incentive Units”) subject to the terms and conditions of the LLC Agreement and the Management Incentive Unit Agreement entered into between Executive and TopCo as of January 29, 2020 (jointly the “Incentive Unit Agreements”);

WHEREAS, Executive and LVOX entered into a Double Trigger Vesting of RSU Award letter dated as of November 11, 2021 (the “Double Trigger Vesting Letter”) regarding certain accelerated vesting provisions of RSUs granted pursuant to a Restricted Stock Unit Award Agreement dated as of August 18, 2021;

WHEREAS, Executive resigned from his employment with the Company effective as of November 1, 2022; and

WHEREAS, the Parties wish to resolve certain disputes, claims, complaints, grievances, charges, actions, petitions, and demands that the Executive may have against the Company and any of the other Releasees as defined below, including, but not limited to, certain claims arising out of or in any way related to Executive’s employment with or separation from the Company.

NOW, THEREFORE, in consideration of the mutual promises made herein, the Company and Executive hereby agree as follows:

COVENANTS

1.Resignation. Executive resigned from his position as Chief Executive Officer of the Company and any positions Executive occupied with the Company or any subsidiary or affiliate of the Company effective as of November 1, 2022 (the “Transition Date”) and from his employment with the Company effective as of January 1, 2023 (the “Separation Date”). Executive acknowledges that his resignation was not because of any disagreement with the Company on any matter relating to the Company’s operations, policies or practices.  Executive agrees to execute any necessary documents or other forms necessary to effectuate or document his resignation as a matter of local, state, or federal law.

2.Consideration. In consideration of Executive’s execution of this Transition Agreement and Executive’s fulfillment of all of its terms and conditions, the Company agrees that beginning on the Transition Date, the Company will employ Executive as an at-will employee until the Separation Date or until such earlier date on which Executive’s employment with the Company terminates (such period the “Transition Period”). Executive agrees that during the

Transition Period, Executive will hold the position of Senior Advisor to the new Chief Executive Officer and will serve on the Ad Hoc Change Management Committee and carry out all other duties and responsibilities reasonably assigned to him by the new Chief Executive Officer, including transitioning Executive’s duties and responsibilities to the new Chief Executive Officer. Executive will perform the requested transition and other services in good faith and to the best of Executive’s abilities. During the Transition Period, despite Executive’s transition out of the Chief Executive Officer role, Executive will continue to receive Executive’s regular base salary, continue to be eligible to participate in the 2022 bonus program (without proration or discount) by which a bonus, if earned, will be distributed during the normal distribution period (but no later than March 15, 2023), be eligible to participate in the Company’s benefit plans at the same level as Executive would have been eligible to participate in such plans immediately prior to the start of the Transition Period, subject to the terms and conditions, including eligibility requirements, of such plans, and vest in the Equity Awards and Incentive Units, subject to and in accordance with the terms and conditions of the Plan, the Equity Agreements, the Incentive Unit Agreements, and the Double Trigger Vesting Letter, as applicable. In addition, Executive will continue to serve on the Board of Directors of LVOX (the “Board”) during the Transition Period. Executive will not participate in the Company’s 2023 bonus plan.

3.Separation Agreement and Release. In exchange for Executive’s execution and non-revocation of the Separation Agreement and Release attached hereto as Exhibit A (the “Separation Agreement”) within the timeframe set forth therein, the Company agrees to provide Executive with the consideration set forth in the Separation Agreement. Executive acknowledges that, but for his signing of the Separation Agreement, Executive is otherwise not entitled to the consideration set forth in the Separation Agreement or any other post-employment benefits. The Company may modify the Separation Agreement to comply with any new laws that become applicable prior to the end of the Transition Period and to insert applicable dates and other information as may be needed. Executive acknowledges that his execution of the Separation Agreement is not a condition of employment or continued employment.

4.Release of Claims. In exchange for the consideration provided under this Transition Agreement, Executive (on Executive’s own behalf and on behalf of Executive’s respective heirs, family members, executors, agents, and assigns) agrees to release, with the exception of any rights or claims Executive may have under the California Fair Employment and Housing Act (the “FEHA”), any and all claims Executive may have against the Company and its current and former officers, directors, employees, agents, investors, attorneys, shareholders, administrators, affiliates, benefit plans, plan administrators, professional employer organization or co-employer, insurers, trustees, divisions, parents, subsidiaries, predecessor and successor corporations, and assigns (collectively the “Releasees”) as of the date Executive signs this Transition Agreement, including, but not limited to, the following: (a) claims arising under the federal or any state constitution; (b) claims for breach of contract, breach of public policy, physical or mental harm or distress; (c) any claim for attorneys’ fees and costs, except as set forth herein; (d) any and all claims relating to, or arising from, Executive’s right to purchase, or actual purchase of shares of stock of LVOX; and (e) any and all other claims arising from Executive’s employment relationship with the Company or the termination of that relationship. Executive agrees that, with respect to the claims released herein, Executive will not file any legal action asserting any such claims. Executive agrees that the release set forth in this Section shall be and remain in effect in all respects as a complete general release as to the matters released. This release does not extend to: (i) any obligations incurred under this Transition Agreement; (ii) any rights to indemnification as a result of Executive’s service as an officer or director of the Company; (iii) claims in Executive’s capacity as a shareholder with respect to the Incentive Units or other equity interests of Topco owned by Executive or (iv) claims that cannot be released as a matter of law (including FEHA claims).

5.California Civil Code Section 1542. Executive acknowledges that Executive has been advised to consult with legal counsel and that Executive is familiar with the provisions of California Civil Code Section 1542, a statute that otherwise prohibits the release of unknown claims, which provides as follows:

A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS THAT THE CREDITOR OR RELEASING PARTY DOES NOT KNOW OR SUSPECT TO EXIST IN HIS OR HER FAVOR AT THE TIME OF EXECUTING THE RELEASE AND THAT, IF KNOWN BY HIM OR HER, WOULD HAVE MATERIALLY AFFECTED HIS OR HER SETTLEMENT WITH THE DEBTOR OR RELEASED PARTY.

Executive, being aware of said code section, agrees to expressly waive any rights Executive may have thereunder with respect only to the claims released herein, as well as under any other statute or common law principles of similar effect.

6.Trade Secrets and Confidential Information/Insider Trading Policy. Executive acknowledges and agrees that Sections 5 and 6 of the Employment Agreement remain in effect and are not superseded by this Transition

Agreement. Executive also agrees to continue to abide by the terms and conditions of the Company’s Insider Trading Policy in accordance with its terms.

7.Assignment of Intellectual Property.

a.Assignment of Inventions. Executive hereby assigns to the Company all of Executive’s right, title, and interest in and to any and all copyrightable material, notes, records, drawings, designs, logos, inventions, improvements, developments, discoveries, ideas and trade secrets conceived, discovered, authored, invented, developed or reduced to practice by Executive, solely or in collaboration with others, during the period of time that he was employed or is in the employ of the Company (including during off-duty hours), or with the use of the Company’s or any of its affiliate’s equipment, supplies, facilities, or confidential information, and any copyrights, patents, trade secrets, mask work rights or other intellectual property rights relating to the foregoing, except as provided in Section 7.b. below (collectively, “Inventions”). Executive acknowledges that all original works of authorship that have been made or are made by him (solely or jointly with others) within the scope of and during the period of his employment with the Company and that are protectable by copyright are “works made for hire,” as that term is defined in the United States Copyright Act. Executive understands and agrees that the decision whether or not to commercialize or market any Inventions is within the Company’s sole discretion and for the Company’s or its affiliates’ sole benefit, and that no royalty or other consideration will be due to Executive as a result of the Company’s or its affiliates’ efforts to commercialize or market any such Inventions.

b.Exception to Assignment. EXECUTIVE ACKNOWLEDGES AND UNDERSTANDS THAT THE PROVISIONS OF THIS AGREEMENT REQUIRING ASSIGNMENT OF INVENTIONS TO THE COMPANY DO NOT APPLY TO ANY INVENTION THAT QUALIFIES FULLY UNDER THE PROVISIONS OF CALIFORNIA LABOR CODE SECTION 2870. California Labor Code section 2870 provides: “(a) Any provision in an employment agreement which provides that an employee shall assign, or offer to assign, any of his or her rights in an invention to his or her employer shall not apply to an invention that the employee developed entirely on his or her own time without using the employer’s equipment, supplies, facilities, or trade secret information except for those inventions that either: (1) Relate at the time of conception or reduction to practice of the invention to the employer’s business, or actual or demonstrably anticipated research or development of the employer; or (2) Result from any work performed by the employee for the employer. (b) To the extent a provision in an employment agreement purports to require an employee to assign an invention otherwise excluded from being required to be assigned under subdivision (a), the provision is against the public policy of this state and is unenforceable.”

c.Outside Inventions. Executive acknowledges that Executive has not incorporated any inventions, discoveries, ideas, original works of authorship, developments, improvements, trade secrets and other proprietary information or intellectual property rights owned by any third party into any Company Invention without the Company’s prior written permission. Executive acknowledges that Executive has informed the Company, in writing, before incorporating any inventions, discoveries, ideas, original works of authorship, developments, improvements, trade secrets and other proprietary information or intellectual property rights owned by Executive or in which Executive has an interest prior to, or separate from, Executive’s employment with the Company, including, without limitation, any such inventions that are subject to California Labor Code Section 2870 (“Outside Inventions”) into any Company Invention or otherwise utilizing any Outside Invention in the course of Executive’s employment with the Company; and the Company is hereby granted a nonexclusive, royalty-free, perpetual, irrevocable, transferable worldwide license (with the right to grant and authorize sublicenses) to make, have made, use, import, offer for sale, sell, reproduce, distribute, modify, adapt, prepare derivative works of, display, perform, and otherwise exploit any such incorporated or utilized Outside Inventions, without restriction, including, without limitation, as part of, or in connection with, such Invention, and to practice any method related thereto.

d.Moral Rights. Any assignment to the Company of Inventions includes all rights of attribution, paternity, integrity, modification, disclosure and withdrawal, and any other rights throughout the world that may be known as or referred to as “moral rights,” “artist’s rights,” “droit moral,” or the like (collectively, “Moral Rights”). To the extent that Moral Rights cannot be assigned under applicable law, Executive hereby waives and agrees not to enforce any and all Moral Rights, including, without limitation, any limitation on subsequent modification, to the extent permitted under applicable law.

e.Further Assurances. Executive agrees to assist the Company or its affiliates or designee, at the Company’s expense, in every proper way to secure the Company’s rights in the Inventions in any and all countries, including the disclosure to the Company of all pertinent information and data with respect thereto, the execution of all applications, specifications, oaths, assignments, and all other instruments that the Company shall deem proper or necessary in order to apply for, register, obtain, maintain, defend, and enforce such rights, and in order to deliver, assign and convey to the Company, its affiliates, successors, assigns, and nominees the sole and exclusive rights, title, and interest in and to all Inventions, and testifying in a suit or other proceeding relating to such Inventions.

f.Attorney-in-Fact. Executive agrees that if the Company is unable because of his unavailability, mental or physical incapacity, or for any other reason to secure his signature with respect to any Inventions, including, without limitation, for the purpose of applying for or pursuing any application for any United States or foreign patents or mask work or copyright registrations covering the Inventions assigned to the Company in Section 7.a., then Executive hereby irrevocably designates and appoints the Company and its duly authorized officers and agents as his agent and attorney-in-fact, to act for and on his behalf to execute and file any papers and oaths, and to do all other lawfully permitted acts with respect to such Inventions to further the prosecution and issuance of patents, copyright and mask work registrations with the same legal force and effect as if executed by Executive. This power of attorney shall be deemed coupled with an interest, and shall be irrevocable.

8.Protected Activity Not Prohibited. Executive understands that nothing in this Transition Agreement shall in any way limit or prohibit Executive from engaging in any Protected Activity. Protected Activity includes: (i) filing and/or pursuing a charge, complaint, or report with, or otherwise communicating, cooperating, or participating in any investigation or proceeding that may be conducted by any federal, state or local government agency or commission, including the Securities and Exchange Commission, the Equal Employment Opportunity Commission, the Occupational Safety and Health Administration, and the National Labor Relations Board (“Government Agencies”); and/or (ii) disclosing information pertaining to sexual harassment or any other unlawful or potentially unlawful conduct in the workplace, to the extent protected by applicable law. Executive understands that in connection with such Protected Activity, Executive is permitted to disclose documents or other information as permitted by law, without giving notice to, or receiving authorization from, the Company. Executive further understands that “Protected Activity” does not include the disclosure of any Company attorney-client privileged communications or attorney work product. In addition, pursuant to the Defend Trade Secrets Act of 2016, Executive is notified that an individual will not be held criminally or civilly liable under any federal or state trade secret law for the disclosure of a trade secret that (i) is made in confidence to a federal, state, or local government official (directly or indirectly) or to an attorney solely for the purpose of reporting or investigating a suspected violation of law, or (ii) is made in a complaint or other document filed in a lawsuit or other proceeding, if (and only if) such filing is made under seal. In addition, an individual who files a lawsuit for retaliation by an employer for reporting a suspected violation of law may disclose the trade secret to the individual’s attorney and use the trade secret information in the court proceeding, if the individual files any document containing the trade secret under seal and does not disclose the trade secret, except pursuant to court order.

9.Governing Law and No Oral Modification. This Transition Agreement shall be governed by the laws of the State of California, without regard for choice-of-law provisions. This Transition Agreement may only be amended in a writing signed by Executive and an authorized officer of the Company.

10.Transition Agreement Effective Date. This Transition Agreement will become effective on the date it has been signed by both Parties. In the event that Executive signs this Agreement and returns it to the Company in less than five (5) business days, Executive hereby acknowledges that Executive has knowingly and voluntarily chosen to waive the time period allotted for considering this Agreement.

11.Entire Agreement. This Transition Agreement represents the entire agreement and understanding between the Company and Executive concerning the subject matter hereof, and supersedes and replaces any and all prior agreements and understandings concerning the subject matter hereof, with the exception of Sections 5 and 6 of the Employment Agreement, the Indemnification Agreement, the Plan, the Equity Agreements, the Incentive Unit Agreements, and the Double Trigger Vesting Letter.

12.Severability and Counterparts. In the event that any provision or any portion of any provision hereof or any surviving agreement made a part hereof becomes or is declared by a court of competent jurisdiction or arbitrator to be illegal, unenforceable, or void, this Transition Agreement shall continue in full force and effect without said provision or portion of provision. This Transition Agreement may be executed in counterparts and each counterpart shall be deemed an original and all of which counterparts taken together shall have the same force and effect as an original and shall constitute an effective, binding agreement on the part of each of the undersigned.  The counterparts of this Transition Agreement may be executed and delivered by facsimile, photo, email PDF, or other electronic transmission or signature.

13.Voluntary Execution of Transition Agreement. Executive understands and agrees that he executed this Transition Agreement voluntarily, without any duress or undue influence on the part or behalf of the Company or any third party, with the full intent of releasing his claims against the Company as set forth herein.

IN WITNESS WHEREOF, the Parties have executed this Transition Agreement on the respective dates set forth below.
        LOUIS SUMME, an individual

Dated: December 10, 2022
/s/ Louis Summe
Louis Summe

        LIVEVOX, INC.

Dated: December 10, 2022
/s/ Linda Esperance
Name: Linda Esperance
Title: SVP People Operations

EXHIBIT A TO TRANSITION AGREEMENT

SEPARATION AGREEMENT AND RELEASE

This Separation Agreement and Release (“Agreement”) is made by and between Louis Summe (“Executive”) and Livevox, Inc. (the “Company”) (jointly referred to as the “Parties” or individually referred to as a “Party”).

RECITALS

WHEREAS, Executive was employed as the Company’s Chief Executive Officer;

WHEREAS, Executive signed an Employment Agreement with the Company on August 7, 2014 (the “Employment Agreement”);

WHEREAS, Executive and LiveVox Holdings, Inc. (“LVOX”) entered into an Indemnification Agreement as of June 18, 2021 (the “Indemnification Agreement”);

WHEREAS, pursuant to the LiveVox Holdings, Inc. 2021 Equity Incentive Plan (the “Plan”), the Company granted Executive certain (i) time-based and performance-based restricted stock units covering LVOX common stock (respectively, “RSUs” and “PSUs”, and collectively the “Equity Awards”) that entitle Executive to receive shares of LVOX common stock subject to the terms and conditions of the Plan and the respective RSU and/or PSUs agreements (collectively, the “Equity Agreements”);

WHEREAS, pursuant to the LiveVox TopCo, LLC Amended and Restated Amended Limited Liability Company Agreement (the “LLC Agreement”), LiveVox TopCo, LLC (“TopCo”) issued certain incentive units of TopCo to Executive (“Incentive Units”) subject to the terms and conditions of the LLC Agreement and the Management Incentive Unit Agreement entered into between Executive and TopCo as of January 29, 2020 (jointly the “Incentive Unit Agreements”);

WHEREAS, Executive and LVOX entered into a Double Trigger Vesting of RSU Award letter dated as of November 11, 2021 (the “Double Trigger Vesting Letter”) regarding certain accelerated vesting provisions of RSUs granted pursuant to a Restricted Stock Unit Award Agreement dated as of August 18, 2021;

WHEREAS, Executive separated from employment with the Company effective January 1, 2023 (the “Separation Date”); and

WHEREAS, the Parties wish to resolve any and all disputes, claims, complaints, grievances, charges, actions, petitions, and demands that the Executive may have against the Company and any of the Releasees as defined below, including, but not limited to, any and all claims arising out of or in any way related to Executive’s employment with or separation from the Company.

NOW, THEREFORE, in consideration of the mutual promises made herein, the Company and Executive hereby agree as follows:

COVENANTS

1.Consideration.

1.Appointment as Vice Chairman of the Board; Compensation for Board Service. Executive shall continue to serve on the Board of Directors of LVOX (the “Board”) following the Separation Date and shall be appointed Vice Chairman of the Board effective as of the Separation Date. Executive shall be paid a total of Fifty Thousand Dollars $50,000, less applicable withholding, in annual cash compensation, Ten Thousand Dollars ($10,000) of which shall be payable for chairing a Product and Technology Committee of the Board, to be formed prior to the Separation Date. Such payment shall be made in installments on the Company’s regular payroll dates following the Effective Date of this Agreement in accordance with the Company’s regular payroll practices. Executive shall not be entitled to Board equity grants; provided, however, that Executive shall continue vesting in the Equity Awards and the Incentive Units pursuant to the terms of the Plan, the Equity Agreements, the Incentive Unit Agreements, and the Double Trigger Vesting Letter, as

applicable, as set forth herein and in the Consulting Agreement attached hereto as Exhibit 1 (the “Consulting Agreement”).

2.Consulting Agreement. The Parties agree to enter into the Consulting Agreement on the same date that they enter into this Agreement. Commencing on the Separation Date and continuing until January 2, 2024 unless terminated earlier (the “Consulting Period”), Executive agrees to provide consulting services to the Company pursuant to the terms of the Consulting Agreement. During the Consulting Period, Executive agrees to reasonably assist the Company in connection with the transitioning of Executive’s duties, and to provide such other services as are set forth in the Consulting Agreement. Nothing in this Agreement or the Consulting Agreement pertaining to Executive’s subsequent role as a Consultant shall in any way be construed to constitute Executive continuing as an agent, employee, officer, or representative of the Company. Executive shall perform the services under the Consulting Agreement solely as an independent contractor. During the Consulting Period, Executive shall receive only that compensation set forth in Schedule A to Exhibit 1 for his consulting services. For the avoidance of doubt, pursuant to the terms of the Transition Agreement and Release, Executive shall be entitled to receive, during the Consulting Period, any bonus earned pursuant to the 2022 bonus program (without proration or discount) by which a bonus, if earned, will be distributed during the normal distribution period (but no later than March 15, 2023). All other aspects of the consulting arrangement shall be governed by the terms of Exhibit 1.

3.COBRA. The Company shall reimburse Executive for the payments Executive makes for coverage under the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended (“COBRA”) for a period of twelve (12) months following the Separation Date, or until Executive has secured health insurance coverage through another employer, whichever occurs first, provided Executive timely elects and pays for continuation coverage pursuant to COBRA within the time period prescribed pursuant to COBRA. COBRA reimbursements shall be made by the Company to Executive consistent with the Company’s normal expense reimbursement policy on a monthly or quarterly basis, in the discretion of Executive, provided that Executive submits documentation to the Company substantiating Executive’s payments for COBRA coverage.

4.Supplemental Release Agreement. Executive agrees to execute, within three (3) days after the termination of the Consulting Agreement, the Supplemental Release Agreement attached hereto as Exhibit 2 in exchange for the consideration set forth in such Supplemental Release Agreement, which agreement will serve to cover the time period from the Effective Date of this Agreement through the Supplemental Release Effective Date; provided, however, that the Parties agree to modify the Supplemental Release to comply with any new laws that become applicable prior to the end of the Consulting Period.

5.No Further Severance. Except as explicitly set forth in this Agreement and the Supplemental Release Agreement, Executive acknowledges and agrees that he is not entitled to receive any severance or other compensation or benefits from the Company. Executive hereby waives his right to receive any such severance not explicitly set forth in this Agreement and acknowledges that without this Agreement, he is not otherwise entitled to the consideration listed in this Section 1.

2.Termination. Effective as of the Separation Date, Executive’s employment with the Company is terminated, and Executive is removed from any positions Executive occupied with the Company or any subsidiary or affiliate of the Company.

3.Stock. Subject to and in accordance with the terms of the Plan, each Equity Agreement, and the Incentive Unit Agreements, as applicable, the Parties agree that Executive will continue vesting in Executive’s unvested Equity Awards and unvested Incentive Units on and following the Separation Date and through the latter of the end of the Consulting Period or Executive’s Board membership, so long as Executive is available to provide services to the Company during the Consulting Period and/or provides service to the Company as a member of the Board, as applicable. In the event that the Company terminates the Consulting Period prior to the end of the twelve-month period following the Separation Date, Executive’s Equity Awards and Incentive Units shall continue vesting so long as he continues providing service to the Company in his role on the Board. In the event that Executive is no longer on the Board, Executive’s Equity Awards and Incentive Units shall continue vesting during the Consulting Period so long as he continues providing service to the Company in his role as a consultant. Any Equity Awards or Incentive Units that are not vested on the date that Executive ceases to be a Service Provider (as defined in the Equity Agreements) to the Company will terminate on such date without any payment.

4.Benefits. Executive’s health insurance benefits shall cease on the last day of the month in which the Separation Date occurs, subject to Executive’s right to continue Executive’s health insurance under COBRA. Executive’s participation in all benefits and incidents of employment, including, but not limited to the accrual of bonuses, vacation, and paid time off, ceased as of the Separation Date.

5.Payment of Salary and Receipt of All Benefits. Executive acknowledges and represents that, other than the consideration set forth in this Agreement and the payment of any bonus earned pursuant to the 2022 bonus program (without proration or discount) by which a bonus, if earned, will be distributed during the normal distribution period (but no later than March 15, 2023), the Company has paid or provided all salary, wages, bonuses, accrued vacation/paid time off, premiums, leaves, housing allowances, relocation costs, interest, severance, outplacement costs, fees, reimbursable expenses, commissions, stock, stock options, equity awards, incentive units, vesting, and any and all other benefits and compensation due to Executive.

6.Release of Claims. Executive agrees that the foregoing consideration represents settlement in full of all outstanding obligations owed to Executive by the Company and its current and former officers, directors, employees, agents, investors, attorneys, shareholders, administrators, affiliates, benefit plans, plan administrators, professional employer organization or co-employer, insurers, trustees, divisions, subsidiaries, predecessor and successor corporations, and assigns (collectively, the “Releasees”). Executive, on Executive’s own behalf and on behalf of Executive’s respective heirs, family members, executors, agents, and assigns, hereby and forever releases the Releasees from, and agrees not to sue concerning, or in any manner to institute, prosecute, or pursue, any claim, complaint, charge, duty, obligation, demand, or cause of action relating to any matters of any kind, whether presently known or unknown, suspected or unsuspected, that Executive may possess against any of the Releasees arising from any omissions, acts, facts, or damages that have occurred up until and including the Effective Date of this Agreement, including, without limitation:

a.    any and all claims relating to or arising from Executive’s employment relationship with the Company and the termination of that relationship;

        b.    any and all claims relating to, or arising from, Executive’s right to purchase, or actual purchase of shares of stock of LVOX, including, without limitation, any claims for fraud, misrepresentation, breach of fiduciary duty, breach of duty under applicable state corporate law, and securities fraud under any state or federal law;

c.    any and all claims for wrongful discharge of employment, termination in violation of public policy, discrimination, harassment, retaliation, breach of contract (both express and implied), breach of covenant of good faith and fair dealing (both express and implied), promissory estoppel, negligent or intentional infliction of emotional distress, fraud, negligent or intentional misrepresentation, negligent or intentional interference with contract or prospective economic advantage, unfair business practices, defamation, libel, slander, negligence, personal injury, assault, battery, invasion of privacy, false imprisonment, conversion, and disability benefits;

d.    any and all claims for violation of any federal, state, or municipal statute, including, but not limited to, Title VII of the Civil Rights Act of 1964, the Civil Rights Act of 1991, the Rehabilitation Act of 1973, the Americans with Disabilities Act of 1990, the Equal Pay Act, the Fair Labor Standards Act, the Fair Credit Reporting Act, the Age Discrimination in Employment Act of 1967, the Older Workers Benefit Protection Act, the Employee Retirement Income Security Act of 1974, the Worker Adjustment and Retraining Notification Act, the Family and Medical Leave Act, the Immigration Reform and Control Act, the National Labor Relations Act, the California Family Rights Act, the California Labor Code, the California Workers’ Compensation Act, and the California Fair Employment and Housing Act;

e.    any and all claims for violation of the federal or any state constitution;

f.    any and all claims arising out of any other laws and regulations relating to employment or employment discrimination;

g.    any claim for any loss, cost, damage, or expense arising out of any dispute over the non-withholding or other tax treatment of any of the proceeds received by Executive as a result of this Agreement; and

h.    any and all claims for attorneys’ fees and costs.

Executive agrees that the release set forth in this Section shall be and remain in effect in all respects as a complete general release as to the matters released. This release does not extend to any obligations incurred under this Agreement. This release does not release (i) claims that cannot be released as a matter of law (ii) any obligations incurred under this Agreement; (iii) claims in Executive’s capacity as a shareholder with respect to the Incentive Units or other equity interests of Topco owned by Executive or (iv) any rights to indemnification as a result of Executive’s service as an officer or director of the Company, including any such rights under the Indemnification Agreement. This release does not extend to any right Executive may have to unemployment compensation benefits.

7.Acknowledgment of Waiver of Claims under ADEA. Executive acknowledges that Executive is waiving and releasing any rights Executive may have under the Age Discrimination in Employment Act of 1967 (“ADEA”), and that this waiver and release is knowing and voluntary. Executive agrees that this waiver and release does not apply to any rights or claims that may arise under the ADEA after the date Executive signs this Agreement. Executive acknowledges that the consideration given for this waiver and release is in addition to anything of value to which Executive was already entitled. Executive further acknowledges that Executive has been advised by this writing that: (a) Executive should consult with an attorney prior to executing this Agreement; (b) Executive has had more than twenty-one (21) days from the date Executive first received a copy of this Agreement within which to consider this Agreement; (c) Executive has seven (7) days following Executive’s execution of this Agreement to revoke this Agreement; (d) this Agreement shall not be effective until after the revocation period has expired; and (e) nothing in this Agreement prevents or precludes Executive from challenging or seeking a determination in good faith of the validity of this waiver under the ADEA, nor does it impose any condition precedent, penalties, or costs for doing so, unless specifically authorized by federal law. In the event Executive signs this Agreement and returns it to the Company in less than the 21-day period identified above, Executive hereby acknowledges that Executive has knowingly and voluntarily chosen to waive the time period allotted for considering this Agreement. Executive acknowledges and understands that revocation must be accomplished by a written notification to the person executing this Agreement on the Company’s behalf that is received prior to the Effective Date. The Parties agree that changes, whether material or immaterial, do not restart the running of the 21-day period.

8.California Civil Code Section 1542. Executive acknowledges that Executive has been advised to consult with legal counsel and is familiar with the provisions of California Civil Code Section 1542, a statute that otherwise prohibits the release of unknown claims, which provides as follows:

A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS THAT THE CREDITOR OR RELEASING PARTY DOES NOT KNOW OR SUSPECT TO EXIST IN HIS OR HER FAVOR AT THE TIME OF EXECUTING THE RELEASE AND THAT, IF KNOWN BY HIM OR HER, WOULD HAVE MATERIALLY AFFECTED HIS OR HER SETTLEMENT WITH THE DEBTOR OR RELEASED PARTY

Executive, being aware of said code section, agrees to expressly waive any rights Executive may have thereunder, as well as under any other statute or common law principles of similar effect.

9.No Pending or Future Lawsuits. Executive represents that Executive has no lawsuits, claims, or actions pending in Executive’s name, or on behalf of any other person or entity, against the Company or any of the other Releasees. Executive also represents that Executive does not intend to bring any claims on Executive’s own behalf or on behalf of any other person or entity against the Company or any of the other Releasees.

10.Trade Secrets and Confidential Information/Company Property. Executive acknowledges that Sections 5 and 6 of the Employment Agreement remain in effect and that he remains bound thereunder. In addition to Executive’s obligation to return Company Confidential Information and Work Product (as defined in the Employment Agreement) as set forth in Section 5 of the Employment Agreement, Executive’s signature below constitutes Executive’s certification under penalty of perjury that Executive has returned all documents and other items provided to Executive by the Company (with the exception of a copy of the Employee Handbook and personnel documents specifically relating to Executive), developed or obtained by Executive in connection with Executive’s employment with the Company, or otherwise belonging to the Company; provided that Executive may retain any such documents or items that may be needed in order to perform the services under the Consulting Agreement.

11.No Cooperation. Subject to the Protected Activity provision, Executive agrees that Executive will not knowingly encourage, counsel, or assist any attorneys or their clients in the presentation or prosecution of any disputes, differences, grievances, claims, charges, or complaints by any third party against any of the Releasees, unless under a subpoena or other court order to do so or upon written request from an administrative agency or the legislature or as related directly to the ADEA waiver in this Agreement. Executive agrees both to immediately notify the Company upon receipt of any such subpoena or court order or written request from an administrative agency or the legislature, and to furnish, within three (3) business days of its receipt, a copy of such subpoena or other court order or written request from an administrative agency or the legislature. If approached by anyone for counsel or assistance in the presentation or prosecution of any disputes, differences, grievances, claims, charges, or complaints against any of the Releasees, Executive shall state no more than that Executive cannot provide counsel or assistance.

12.Protected Activity Not Prohibited. Executive understands that nothing in this Agreement shall in any way limit or prohibit Executive from engaging in any Protected Activity. Protected Activity includes: (i) filing and/or pursuing a charge, complaint, or report with, or otherwise communicating, cooperating, or participating in any investigation or proceeding that may be conducted by any federal, state or local government agency or commission, including the Securities and Exchange Commission, the Equal Employment Opportunity Commission, the Occupational Safety and Health Administration, and the National Labor Relations Board (“Government Agencies”); and/or (ii) discussing or disclosing information about unlawful acts in the workplace, such as harassment or discrimination or any other conduct that Employee has reason to believe is unlawful. Executive understands that in connection with such Protected Activity under prong (i) of this Section, Executive is permitted to disclose documents or other information as permitted by law, without giving notice to, or receiving authorization from, the Company. Notwithstanding the foregoing, Executive agrees to take all reasonable precautions to prevent any unauthorized use or disclosure of any information that may constitute Company trade secrets, proprietary information or confidential information that does not involve unlawful acts in the workplace or the activity otherwise protected herein. to any parties other than the Government Agencies. Executive further understands that “Protected Activity” does not include the disclosure of any Company attorney-client privileged communications or attorney work product. In addition, pursuant to the Defend Trade Secrets Act of 2016, Executive is notified that an individual will not be held criminally or civilly liable under any federal or state trade secret law for the disclosure of a trade secret that (i) is made in confidence to a federal, state, or local government official (directly or indirectly) or to an attorney solely for the purpose of reporting or investigating a suspected violation of law, or (ii) is made in a complaint or other document filed in a lawsuit or other proceeding, if (and only if) such filing is made under seal. In addition, an individual who files a lawsuit for retaliation by an employer for reporting a suspected violation of law may disclose the trade secret to the individual’s attorney and use the trade secret information in the court proceeding, if the individual files any document containing the trade secret under seal and does not disclose the trade secret, except pursuant to court order.

13.Mutual Non-disparagement. Subject to the Protected Activity provision, Executive agrees to refrain from any disparagement, defamation, libel, or slander of any of the Releasees, and agrees to refrain from any tortious interference with the contracts and relationships of the Company. The Company agrees to instruct its officers and directors to refrain from any disparagement, defamation, libel, or slander of Executive and to refrain from any tortious interference with the contracts and relationships of Executive for so long as they remain officers or directors of the Company. Executive acknowledges that the Company will reference Executive’s separation in press release(s) and any required corporate filings and disclosures. Nothing herein shall restrict the parties from speaking truthfully in a legal proceeding.

14.No Admission of Liability. Executive understands and acknowledges that with respect to all claims released herein, this Agreement constitutes a compromise and settlement of any and all actual or potential disputed claims by Executive unless such claims were explicitly not released by the release in this Agreement. No action taken by the Company hereto, either previously or in connection with this Agreement, shall be deemed or construed to be (a) an admission of the truth or falsity of any actual or potential claims or (b) an acknowledgment or admission by the Company of any fault or liability whatsoever to Executive or to any third party.

15.Costs. The Parties shall each bear their own costs, attorneys’ fees, and other fees incurred in connection with the preparation of this Agreement.

16.ARBITRATION. EXCEPT AS PROHIBITED BY LAW, THE PARTIES AGREE THAT ANY AND ALL DISPUTES ARISING OUT OF THE TERMS OF THIS AGREEMENT, THEIR INTERPRETATION, EXECUTIVE’S EMPLOYMENT WITH THE COMPANY OR THE TERMS THEREOF, OR ANY OF THE MATTERS HEREIN RELEASED, SHALL BE SUBJECT TO ARBITRATION UNDER THE FEDERAL ARBITRATION ACT (THE “FAA”) AND THAT THE FAA SHALL GOVERN AND APPLY TO THIS ARBITRATION AGREEMENT

WITH FULL FORCE AND EFFECT; HOWEVER, WITHOUT LIMITING ANY PROVISIONS OF THE FAA, A MOTION OR PETITION OR ACTION TO COMPEL ARBITRATION MAY ALSO BE BROUGHT IN STATE COURT UNDER THE PROCEDURAL PROVISIONS OF SUCH STATE’S LAWS RELATING TO MOTIONS OR PETITIONS OR ACTIONS TO COMPEL ARBITRATION. EXECUTIVE AGREES THAT, TO THE FULLEST EXTENT PERMITTED BY LAW, EXECUTIVE MAY BRING ANY SUCH ARBITRATION PROCEEDING ONLY IN EXECUTIVE’S INDIVIDUAL CAPACITY. ANY ARBITRATION WILL OCCUR IN SAN MATEO COUNTY, BEFORE JAMS, PURSUANT TO ITS EMPLOYMENT ARBITRATION RULES & PROCEDURES (“JAMS RULES”), EXCEPT AS EXPRESSLY PROVIDED IN THIS SECTION. THE PARTIES AGREE THAT THE ARBITRATOR SHALL HAVE THE POWER TO DECIDE ANY MOTIONS BROUGHT BY ANY PARTY TO THE ARBITRATION, INCLUDING MOTIONS FOR SUMMARY JUDGMENT AND/OR ADJUDICATION, AND MOTIONS TO DISMISS AND DEMURRERS, APPLYING THE STANDARDS SET FORTH UNDER THE CALIFORNIA CODE OF CIVIL PROCEDURE. THE PARTIES AGREE THAT THE ARBITRATOR SHALL ISSUE A WRITTEN DECISION ON THE MERITS. THE PARTIES ALSO AGREE THAT THE ARBITRATOR SHALL HAVE THE POWER TO AWARD ANY REMEDIES AVAILABLE UNDER APPLICABLE LAW, AND THAT THE ARBITRATOR MAY AWARD ATTORNEYS’ FEES AND COSTS TO THE PREVAILING PARTY, WHERE PERMITTED BY APPLICABLE LAW. THE ARBITRATOR MAY GRANT INJUNCTIONS AND OTHER RELIEF IN SUCH DISPUTES. THE DECISION OF THE ARBITRATOR SHALL BE FINAL, CONCLUSIVE, AND BINDING ON THE PARTIES TO THE ARBITRATION. THE PARTIES AGREE THAT THE PREVAILING PARTY IN ANY ARBITRATION SHALL BE ENTITLED TO INJUNCTIVE RELIEF IN ANY COURT OF COMPETENT JURISDICTION TO ENFORCE THE ARBITRATION AWARD. THE PARTIES TO THE ARBITRATION SHALL EACH PAY AN EQUAL SHARE OF THE COSTS AND EXPENSES OF SUCH ARBITRATION, AND EACH PARTY SHALL SEPARATELY PAY FOR ITS RESPECTIVE COUNSEL FEES AND EXPENSES; PROVIDED, HOWEVER, THAT THE ARBITRATOR MAY AWARD ATTORNEYS’ FEES AND COSTS TO THE PREVAILING PARTY, EXCEPT AS PROHIBITED BY LAW. THE PARTIES HEREBY AGREE TO WAIVE THEIR RIGHT TO HAVE ANY DISPUTE BETWEEN THEM RESOLVED IN A COURT OF LAW BY A JUDGE OR JURY. NOTWITHSTANDING THE FOREGOING, THIS SECTION WILL NOT PREVENT EITHER PARTY FROM SEEKING INJUNCTIVE RELIEF (OR ANY OTHER PROVISIONAL REMEDY) FROM ANY COURT HAVING JURISDICTION OVER THE PARTIES AND THE SUBJECT MATTER OF THEIR DISPUTE RELATING TO THIS AGREEMENT AND THE AGREEMENTS INCORPORATED HEREIN BY REFERENCE. SHOULD ANY PART OF THE ARBITRATION AGREEMENT CONTAINED IN THIS SECTION CONFLICT WITH ANY OTHER ARBITRATION AGREEMENT BETWEEN THE PARTIES, THE PARTIES AGREE THAT THIS ARBITRATION AGREEMENT IN THIS SECTION SHALL GOVERN.

17.Tax Consequences. The Company makes no representations or warranties with respect to the tax consequences of the payments and any other consideration provided to Executive or made on Executive’s behalf under the terms of this Agreement. Executive agrees and understands that Executive is responsible for payment, if any, of local, state, and/or federal taxes on the payments and any other consideration provided hereunder by the Company and any penalties or assessments thereon. The Parties agree and acknowledge that the payments made pursuant to Section 1 of this Agreement are not related to sexual harassment or sexual abuse and not intended to fall within the scope of 26 U.S.C. Section 162(q).

18.Section 409A. It is intended that this Agreement comply with, or be exempt from, Code Section 409A and the final regulations and official guidance thereunder (“Section 409A”) and any ambiguities herein will be interpreted to so comply and/or be exempt from Section 409A. The Parties reasonably anticipate that any consulting services during the Consulting Period shall be at a level equal to twenty percent (20%) or less of the average level of services performed by Executive during the immediately preceding thirty-six (36)-month period and, accordingly, the Separation Date will be a “separation from service” within the meaning of Section 409A (as defined below). Each payment and benefit to be paid or provided under this Agreement is intended to constitute a series of separate payments for purposes of Section 1.409A-2(b)(2) of the Treasury Regulations. The Company and Executive will work together in good faith to consider either (i) amendments to this Agreement; or (ii) revisions to this Agreement with respect to the payment of any awards, which are necessary or appropriate to avoid imposition of any additional tax or income recognition prior to the actual payment to Executive under Section 409A. In no event will the Releasees reimburse Executive for any taxes that may be imposed on Executive as a result of Section 409A.

19.Authority. The Company represents and warrants that the undersigned has the authority to act on behalf of the Company and to bind the Company and all who may claim through it to the terms and conditions of this Agreement. Executive represents and warrants that Executive has the capacity to act on Executive’s own behalf and on behalf of all who might claim through Executive to bind them to the terms and conditions of this Agreement. Each Party warrants and represents that there are no liens or claims of lien or assignments in law or equity or otherwise of or against any of the claims or causes of action released herein.

20.Severability. In the event that any provision or any portion of any provision hereof or any surviving agreement made a part hereof becomes or is declared by a court of competent jurisdiction or arbitrator to be illegal, unenforceable, or void, this Agreement shall continue in full force and effect without said provision or portion of provision.

21.Attorneys’ Fees. Except with regard to a legal action challenging or seeking a determination in good faith of the validity of the waiver herein under the ADEA, in the event that either Party brings an action to enforce or effect its rights under this Agreement, the prevailing Party shall be entitled to recover its costs and expenses, including the costs of mediation, arbitration, litigation, court fees, and reasonable attorneys’ fees incurred in connection with such an action.

22.Entire Agreement. This Agreement represents the entire agreement and understanding between the Company and Executive concerning the subject matter of this Agreement and Executive’s employment with and separation from the Company and the events leading thereto and associated therewith, and supersedes and replaces any and all prior agreements and understandings concerning the subject matter of this Agreement and Executive’s relationship with the Company, but with the exception of the Transition Agreement and Release, Sections 5 and 6 of the Employment Agreement, the Indemnification Agreement, the Plan, the Equity Agreements, the Incentive Unit Agreements, and the Double Trigger Vesting Letter, except as otherwise modified or superseded herein
23.No Oral Modification. This Agreement may only be amended in a writing signed by Executive and an authorized executive of the Company.

24.Governing Law. This Agreement shall be governed by the laws of the State of California, without regard for choice-of-law provisions, except that any dispute regarding the enforceability of the arbitration Section of this Agreement shall be governed by the FAA. Executive consents to personal and exclusive jurisdiction and venue in the State of California.

25.Effective Date. Executive understands that this Agreement shall be null and void if not executed by Executive within three days after the Separation Date. Executive further understands that Executive may not execute this Agreement before the Separation Date. Each Party has seven (7) days after that Party signs this Agreement to revoke it. This Agreement will become effective on the eighth (8th) day after Executive signs this Agreement, so long as it has been signed by the Parties and has not been revoked by either Party before that date (the “Effective Date”).

26.Counterparts. This Agreement may be executed in counterparts and each counterpart shall be deemed an original and all of which counterparts taken together shall have the same force and effect as an original and shall constitute an effective, binding agreement on the part of each of the undersigned.  The counterparts of this Agreement may be executed and delivered by facsimile, photo, email PDF, or other electronic transmission or signature.

27.Voluntary Execution of Agreement. Executive understands and agrees that Executive executed this Agreement voluntarily and without any duress or undue influence on the part or behalf of the Company or any third party, with the full intent of releasing all of Executive’s claims against the Company and any of the other Releasees. Executive acknowledges that:

(a)    Executive has read this Agreement;

(b)    Executive has a right to consult with an attorney regarding this Agreement, and has been represented in the preparation, negotiation, and execution of this Agreement by an attorney of Executive’s own choice;

(c)    Executive understands the terms and consequences of this Agreement and of the releases it contains;

(d)    Executive is fully aware of the legal and binding effect of this Agreement; and

(e)    Executive has not relied upon any representations or statements made by the Company that are not specifically set forth in this Agreement.

IN WITNESS WHEREOF, the Parties have executed this Agreement on the respective dates set forth below.

        LOUIS SUMME, an individual

Dated: ________________, 2023

        LIVEVOX, INC.

Dated: ________________, 2023    By
            Name:     Linda Esperance
            Title:     SVP People Operations

EXHIBIT 1

LIVEVOX, INC.

CONSULTING AGREEMENT
This Consulting Agreement (this “Agreement”) is made and entered into as of         , 2023 (the “Effective Date”) by and between Livevox, Inc. (the “Company”), and Louis Summe (“Consultant”) (each herein referred to individually as a “Party,” or collectively as the “Parties”).
The Company desires to retain Consultant as an independent contractor to perform consulting services for the Company that are outside the usual course of the Company’s business. Consultant is customarily engaged in an independently established trade, occupation, or business of the same nature of the services to be performed, and Consultant is willing to perform such services, on the terms described below. In consideration of the mutual promises contained herein, the Parties agree as follows:
1.Services and Compensation
Consultant shall perform the services described in Schedule A (the “Services”) for the Company (or its designee), and the Company agrees to pay Consultant the compensation described in Schedule A for Consultant’s performance of the Services.
2.Confidentiality
a.Definition of Confidential Information. “Confidential Information” means any information (including any and all combinations of individual items of information) that relates to the actual or anticipated business and/or products, research or development of the Company, its affiliates or subsidiaries, or to the Company’s, its affiliates’ or subsidiaries’ technical data, trade secrets, or know-how, including, but not limited to, research, product plans, or other information regarding the Company’s, its affiliates’ or subsidiaries’ products or services and markets therefor, customer lists and customers (including, but not limited to, customers of the Company on whom Consultant called or with whom Consultant became acquainted during the term of this Agreement), software, developments, inventions, discoveries, ideas, processes, formulas, technology, designs, drawings, engineering, hardware configuration information, marketing, finances, and other business information disclosed by the Company, its affiliates or subsidiaries, either directly or indirectly, in writing, orally or by drawings or inspection of premises, parts, equipment, or other property of Company, its affiliates or subsidiaries. Notwithstanding the foregoing, Confidential Information shall not include any such information which Consultant can establish (i) was publicly known or made generally available prior to the time of disclosure to Consultant; (ii) becomes publicly known or made generally available after disclosure to Consultant through no wrongful action or inaction of Consultant; or (iii) is in the rightful possession of Consultant, without confidentiality obligations, at the time of disclosure as shown by Consultant’s then-contemporaneous written records; provided that any combination of individual items of information shall not be deemed to be within any of the foregoing exceptions merely because one or more of the individual items are within such exception, unless the combination as a whole is within such exception. Nothing in this Agreement is intended to deny workers the right to disclose information pertaining to sexual harassment or any unlawful or potentially unlawful conduct, as protected by applicable law.
b.Nonuse and Nondisclosure. During and after the term of this Agreement, Consultant will hold in the strictest confidence, and take all reasonable precautions to prevent any unauthorized use or disclosure of Confidential Information, and Consultant will not (i) use the Confidential Information for any purpose whatsoever other than as necessary for the performance of the Services on behalf of the Company, or (ii) subject to Consultant’s right to engage in Protected Activity (as defined below), disclose the Confidential Information to any third party without the prior written consent of an authorized representative of the Company, except that Consultant may disclose Confidential Information to the extent compelled by applicable law; provided however, prior to such disclosure, Consultant shall provide prior written notice to Company and seek a protective order or such similar confidential protection as may be available under applicable law. Consultant agrees that no ownership of Confidential Information is conveyed to the Consultant. Without limiting the foregoing, Consultant shall not use or disclose any Company property, intellectual property rights, trade secrets or other proprietary know-how of the Company to invent, author, make, develop, design, or otherwise enable others to invent, author, make, develop, or design identical or substantially similar designs as those developed under this Agreement for any third party. Consultant agrees that Consultant’s obligations under this Section 2(b) shall continue after the termination of this Agreement.
c.Other Client Confidential Information. Consultant agrees that Consultant will not improperly use, disclose, or induce the Company to use any proprietary information or trade secrets of any former or current employer of Consultant or other person or entity with which Consultant has an obligation to keep in confidence. Consultant also agrees that Consultant will not bring onto the Company’s premises or transfer onto the Company’s technology systems any unpublished document, proprietary information, or trade secrets belonging to any third party unless disclosure to, and use by, the Company has been consented to in writing by such third party.
d.Third Party Confidential Information. Consultant recognizes that the Company has received and in the future will receive from third parties their confidential or proprietary information subject to a duty on the Company’s part to maintain the confidentiality of such information and to use it only for certain limited purposes. Consultant agrees that at all times during the term of this Agreement and thereafter, Consultant owes the Company and such third parties a duty to hold all such confidential or proprietary information in the strictest confidence and not to use it or to disclose it to any person, firm, corporation, or other third party except as necessary in carrying out the Services for the Company consistent with the Company’s agreement with such third party.
3.Ownership
e.Assignment of Inventions. Consultant agrees that all right, title, and interest in and to any copyrightable material, notes, records, drawings, designs, inventions, improvements, developments, discoveries, ideas and trade secrets conceived, discovered, authored, invented, developed or reduced to practice by Consultant, solely or in collaboration with others, during the term of this Agreement and arising out of, or in connection with, performing the Services under this Agreement and any copyrights, patents, trade secrets, mask work rights or other intellectual property rights relating to the foregoing (collectively, “Inventions”), are the sole property of the Company. Consultant also agrees to promptly make full written disclosure to the Company of any Inventions and to deliver and assign (or cause to be assigned) and hereby irrevocably assigns fully to the Company all right, title and interest in and to the Inventions.
f.Pre-Existing Materials. Subject to Section 3(a), Consultant will provide the Company with prior written notice if, in the course of performing the Services, Consultant incorporates into any Invention or utilizes in the performance of the Services any invention, discovery, idea, original works of authorship, development, improvements, trade secret, concept, or other proprietary information or intellectual property right owned by Consultant or in which Consultant has an interest, prior to, or separate from, performing the Services under this Agreement (“Prior Inventions”), and the Company is hereby granted a nonexclusive, royalty-free, perpetual, irrevocable, transferable, worldwide license (with the right to grant and authorize sublicenses) to make, have made, use, import, offer for sale, sell, reproduce, distribute, modify, adapt, prepare derivative works of, display, perform, and otherwise exploit such Prior Inventions, without restriction, including, without limitation, as part of or in connection with such Invention, and to practice any method related thereto. Consultant will not incorporate any invention, discovery, idea, original works of authorship, development, improvements, trade secret, concept, or other proprietary information or intellectual property right owned by any third party into any Invention without Company’s prior written permission.
g.Moral Rights. Any assignment to the Company of Inventions includes all rights of attribution, paternity, integrity, modification, disclosure and withdrawal, and any other rights throughout the world that may be known as or referred to as “moral rights,” “artist’s rights,” “droit moral,” or the like (collectively, “Moral Rights”). To the extent that Moral Rights cannot be assigned under applicable law, Consultant hereby waives and agrees not to enforce any and all Moral Rights, including, without limitation, any limitation on subsequent modification, to the extent permitted under applicable law.
h.Maintenance of Records. Consultant agrees to keep and maintain adequate, current, accurate, and authentic written records of all Inventions made by Consultant (solely or jointly with others) during the term of this Agreement, and for a period of three (3) years thereafter. The records will be in the form of notes, sketches, drawings, electronic files, reports, or any other format that is customary in the industry and/or otherwise specified by the Company. Such records are and remain the sole property of the Company at all times and upon Company’s request, Consultant shall deliver (or cause to be delivered) the same.

i.Further Assurances. Consultant agrees to assist Company, or its designee, at the Company’s expense, in every proper way to secure the Company’s rights in Inventions in any and all countries, including the disclosure to the Company of all pertinent information and data with respect thereto, the execution of all applications, specifications, oaths, assignments and all other instruments that the Company may deem necessary in order to apply for, register, obtain, maintain, defend, and enforce such rights, and in order to deliver, assign and convey to the Company, its successors, assigns and nominees the sole and exclusive right, title, and interest in and to all Inventions and testifying in a suit or other proceeding relating to such Inventions. Consultant further agrees that Consultant’s obligations under this Section 3(e) shall continue after the termination of this Agreement.
j.Attorney-in-Fact. Consultant agrees that, if the Company is unable because of Consultant’s unavailability, dissolution, mental or physical incapacity, or for any other reason, to secure Consultant’s signature with respect to any Inventions, including, without limitation, for the purpose of applying for or pursuing any application for any United States or foreign patents or mask work or copyright registrations covering the Inventions assigned to the Company in Section 3(a), then Consultant hereby irrevocably designates and appoints the Company and its duly authorized officers and agents as Consultant’s agent and attorney-in-fact, to act for and on Consultant’s behalf to execute and file any papers and oaths and to do all other lawfully permitted acts with respect to such Inventions to further the prosecution and issuance of patents, copyright and mask work registrations with the same legal force and effect as if executed by Consultant. This power of attorney shall be deemed coupled with an interest, and shall be irrevocable.
4.Conflicting Obligations
Consultant represents and warrants that Consultant has no agreements, relationships, or commitments to any other person or entity that conflict with the provisions of this Agreement, Consultant’s obligations to the Company under this Agreement, and/or Consultant’s ability to perform the Services. Consultant will not enter into any such conflicting agreement during the term of this Agreement.
5.Return of Company Materials
Upon the termination of this Agreement, or upon Company’s earlier request, Consultant will immediately deliver to the Company, and will not keep in Consultant’s possession, recreate, or deliver to anyone else, any and all Company property, including, but not limited to, Confidential Information, tangible embodiments of the Inventions, all devices and equipment belonging to the Company, all electronically-stored information and passwords to access such property, those records maintained pursuant to Section 3(d) and any reproductions of any of the foregoing items that Consultant may have in Consultant’s possession or control. Notwithstanding the foregoing, Consultant shall be entitled to retain possession of his Company issued laptop and mobile phone as needed in order to continue to provide services as a Director of LVOX and shall return such property at such time as his status as a Director of LVOX ceases.
6.Term and Termination
k.Term. The term of this Agreement will begin on the Effective Date of this Agreement and will continue until January 2, 2024 (the “Term”), at which point the Agreement and Consultant’s relationship with the Company will terminate, unless the Term is extended by mutual, written agreement between Consultant and an authorized member of the Board.
l.Survival. Upon any termination of this Agreement, all rights and duties of the Company and Consultant toward each other shall cease except:
(i)The Company will pay, within thirty (30) days after the effective date of termination, all amounts owing to Consultant for Services completed and accepted by the Company prior to the termination date and related reimbursable expenses, if any, submitted in accordance with the Company’s policies and in accordance with the provisions of Section 1 of this Agreement; and
(ii)The Sections entitled Confidentiality, Ownership, Conflicting Obligations, Return of Company Materials, Independent Contractor; Benefits, Indemnification, Limitation of Liability, Arbitration and Equitable Relief, and Miscellaneous will survive termination or expiration of this Agreement in accordance with their terms.

7.Independent Contractor; Benefits
m.Independent Contractor. It is the express intention of the Company and Consultant that Consultant perform the Services as an independent contractor to the Company. Nothing in this Agreement shall in any way be construed to constitute Consultant as an agent, employee or representative of the Company. Without limiting the generality of the foregoing, Consultant is not authorized to bind the Company to any liability or obligation or to represent that Consultant has any such authority. Consultant agrees to furnish (or reimburse the Company for) all tools and materials necessary to accomplish this Agreement and shall incur all expenses associated with performance. Consultant acknowledges and agrees that Consultant is obligated to report as income all compensation received by Consultant pursuant to this Agreement. Consultant agrees to and acknowledges the obligation to pay all self-employment and other taxes on such income.
n.Benefits. The Company and Consultant agree that Consultant will receive no Company-sponsored benefits from the Company where benefits include, but are not limited to, paid vacation, sick leave, medical insurance and 401k participation. Notwithstanding the foregoing, pursuant to the terms of the Separation Agreement and Release, the Company shall reimburse Consultant for the payments Consultant makes for coverage under the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended (“COBRA”) for a period of twelve (12) months following the Effective Date, or until Consultant has secured health insurance coverage through an employer, whichever occurs first, provided Consultant timely elects and pays for continuation coverage pursuant to COBRA, within the time period prescribed pursuant to COBRA. COBRA reimbursements shall be made by the Company to Consultant consistent with the Company’s normal expense reimbursement policy on a monthly or quarterly basis, in the discretion of Consultant, provided that Consultant submits documentation to the Company substantiating Executive’s payments for COBRA coverage. If Consultant is reclassified by a state or federal agency or court as the Company’s employee, Consultant will become a reclassified employee and will receive no benefits from the Company, except those mandated by state or federal law, even if by the terms of the Company’s benefit plans or programs of the Company in effect at the time of such reclassification, Consultant would otherwise be eligible for such benefits.
8.Limitation of Liability
IN NO EVENT SHALL COMPANY BE LIABLE TO CONSULTANT OR TO ANY OTHER PARTY FOR ANY INDIRECT, INCIDENTAL, SPECIAL OR CONSEQUENTIAL DAMAGES, OR DAMAGES FOR LOST PROFITS OR LOSS OF BUSINESS, HOWEVER CAUSED AND UNDER ANY THEORY OF LIABILITY, WHETHER BASED IN CONTRACT, TORT (INCLUDING NEGLIGENCE) OR OTHER THEORY OF LIABILITY, REGARDLESS OF WHETHER COMPANY WAS ADVISED OF THE POSSIBILITY OF SUCH DAMAGES AND NOTWITHSTANDING THE FAILURE OF ESSENTIAL PURPOSE OF ANY LIMITED REMEDY. IN NO EVENT SHALL COMPANY’S LIABILITY ARISING OUT OF OR IN CONNECTION WITH THIS AGREEMENT EXCEED THE AMOUNTS PAID BY COMPANY TO CONSULTANT UNDER THIS AGREEMENT FOR THE SERVICES, DELIVERABLES OR INVENTION GIVING RISE TO SUCH LIABILITY.
9.Arbitration and Equitable Relief
o.Arbitration. IN CONSIDERATION OF CONSULTANT’S CONSULTING RELATIONSHIP WITH THE COMPANY, ITS PROMISE TO ARBITRATE ALL DISPUTES RELATED TO CONSULTANT’S CONSULTING RELATIONSHIP WITH THE COMPANY AND CONSULTANT’S RECEIPT OF THE COMPENSATION AND OTHER BENEFITS PAID TO CONSULTANT BY COMPANY, AT PRESENT AND IN THE FUTURE, CONSULTANT AGREES THAT ANY AND ALL CONTROVERSIES, CLAIMS, OR DISPUTES WITH ANYONE (INCLUDING COMPANY AND ANY EMPLOYEE, OFFICER, DIRECTOR, SHAREHOLDER OR BENEFIT PLAN OF THE COMPANY IN THEIR CAPACITY AS SUCH OR OTHERWISE), ARISING OUT OF, RELATING TO, OR RESULTING FROM CONSULTANT’S CONSULTING OR OTHER RELATIONSHIP WITH THE COMPANY OR THE TERMINATION OF CONSULTANT’S CONSULTING OR OTHER RELATIONSHIP WITH THE COMPANY, INCLUDING ANY BREACH OF THIS AGREEMENT, SHALL BE SUBJECT TO BINDING ARBITRATION PURSUANT TO THE FEDERAL ARBITRATION ACT (9 U.S.C. SEC. 1 ET SEQ.) (THE “FAA”). THE FAA’S SUBSTANTIVE AND PROCEDURAL PROVISIONS SHALL EXCLUSIVELY GOVERN AND APPLY WITH FULL FORCE AND EFFECT TO THIS ARBITRATION AGREEMENT, INCLUDING ITS ENFORCEMENT AND ANY STATE COURT OF COMPETENT JURISDICTION SHALL COMPEL ARBITRATION IN THE SAME MANNER AS A FEDERAL COURT UNDER THE FAA. CONSULTANT FURTHER AGREES THAT, TO THE

FULLEST EXTENT PERMITTED BY LAW, CONSULTANT MAY BRING ANY ARBITRATION PROCEEDING ONLY IN CONSULTANT’S INDIVIDUAL CAPACITY, AND NOT AS A PLAINTIFF, REPRESENTATIVE, OR CLASS MEMBER IN ANY PURPORTED CLASS, COLLECTIVE, OR REPRESENTATIVE LAWSUIT OR PROCEEDING. CONSULTANT MAY, HOWEVER, BRING A PROCEEDING AS A PRIVATE ATTORNEY GENERAL AS PERMITTED BY LAW. TO THE FULLEST EXTENT PERMITTED BY LAW, CONSULTANT AGREES TO ARBITRATE ANY AND ALL COMMON LAW AND/OR STATUTORY CLAIMS UNDER LOCAL, STATE, OR FEDERAL LAW, INCLUDING, BUT NOT LIMITED TO, CLAIMS UNDER THE LABOR LAWS OF THE STATE IN WHICH CONSULTANT PERFORMS SERVICES, CLAIMS RELATING TO EMPLOYMENT OR INDEPENDENT CONTRACTOR STATUS, CLASSIFICATION, AND RELATIONSHIP WITH THE COMPANY, AND CLAIMS OF BREACH OF CONTRACT, EXCEPT AS PROHIBITED BY LAW. CONSULTANT ALSO AGREES TO ARBITRATE ANY AND ALL DISPUTES ARISING OUT OF OR RELATING TO THE INTERPRETATION OR APPLICATION OF THIS AGREEMENT TO ARBITRATE, BUT NOT DISPUTES ABOUT THE ENFORCEABILITY, REVOCABILITY OR VALIDITY OF THIS AGREEMENT TO ARBITRATE OR THE CLASS, COLLECTIVE AND REPRESENTATIVE PROCEEDING WAIVER HEREIN. WITH RESPECT TO ALL SUCH CLAIMS AND DISPUTES THAT CONSULTANT AGREES TO ARBITRATE, CONSULTANT HEREBY EXPRESSLY AGREES TO WAIVE, AND DOES WAIVE, ANY RIGHT TO A TRIAL BY JURY. CONSULTANT FURTHER UNDERSTANDS THAT THIS AGREEMENT TO ARBITRATE ALSO APPLIES TO ANY DISPUTES THAT THE COMPANY MAY HAVE WITH CONSULTANT. CONSULTANT UNDERSTANDS THAT NOTHING IN THIS AGREEMENT REQUIRES CONSULTANT TO ARBITRATE CLAIMS THAT CANNOT BE ARBITRATED UNDER APPLICABLE LAW, SUCH AS CLAIMS UNDER THE SARBANES-OXLEY ACT OR OTHER LAW THAT EXPRESSLY PROHIBITS ARBITRATION OF A CLAIM NOTWITHSTANDING THE APPLICATION OF THE FAA.
p.Procedure. CONSULTANT AGREES THAT ANY ARBITRATION WILL BE ADMINISTERED BY JAMS PURSUANT TO ITS EMPLOYMENT ARBITRATION RULES & PROCEDURES (THE “JAMS RULES”), WHICH ARE AVAILABLE AT https://www.jamsadr.com/rules-employment-arbitration/. IF THE JAMS RULES CANNOT BE ENFORCED AS TO THE ARBITRATION, THEN THE PARTIES AGREE THAT THEY WILL ARBITRATE THIS DISPUTE UTILIZING JAMS COMPREHENSIVE ARBITRATION RULES AND PROCEDURES OR SUCH RULES AS THE ARBITRATOR MAY DEEM MOST APPROPRIATE FOR THE DISPUTE. CONSULTANT AGREES THAT THE USE OF THE JAMS RULES DOES NOT CHANGE CONSULTANT’S CLASSIFICATION TO THAT OF AN EMPLOYEE. TO THE CONTRARY, CONSULTANT REAFFIRMS THAT CONSULTANT IS AN INDEPENDENT CONTRACTOR. CONSULTANT AGREES THAT THE ARBITRATOR SHALL HAVE THE POWER TO DECIDE ANY MOTIONS BROUGHT BY ANY PARTY TO THE ARBITRATION, INCLUDING MOTIONS FOR SUMMARY JUDGMENT AND/OR ADJUDICATION AND MOTIONS TO DISMISS AND DEMURRERS APPLYING THE STANDARDS SET FORTH FOR SUCH MOTIONS UNDER THE RULES OF CIVIL PROCEDURE OF THE STATE IN WHICH CONSULTANT PERFORMS SERVICES. CONSULTANT AGREES THAT THE ARBITRATOR SHALL ISSUE A WRITTEN DECISION ON THE MERITS. CONSULTANT ALSO AGREES THAT THE ARBITRATOR SHALL HAVE THE POWER TO AWARD ANY REMEDIES AVAILABLE UNDER APPLICABLE LAW, AND THAT THE ARBITRATOR SHALL AWARD ATTORNEYS’ FEES AND COSTS TO THE PREVAILING PARTY, WHERE PERMITTED BY APPLICABLE LAW. CONSULTANT AGREES THAT THE DECREE OR AWARD RENDERED BY THE ARBITRATOR MAY BE ENTERED AS A FINAL AND BINDING JUDGMENT IN ANY COURT HAVING JURISDICTION THEREOF. CONSULTANT AGREES THAT THE ARBITRATOR SHALL ADMINISTER AND CONDUCT ANY ARBITRATION HEARING OR PROCEEDING APPLYING SUBSTANTIVE AND DECISIONAL LAW OF THE STATE IN WHICH CONSULTANT PERFORMS SERVICES AND THE RULES OF CIVIL PROCEDURE OF THE STATE IN WHICH CONSULTANT PERFORMS SERVICES, INCLUDING THE CALIFORNIA CIVIL DISCOVERY ACT. CONSULTANT FURTHER AGREES THAT ANY ARBITRATION UNDER THIS AGREEMENT SHALL BE CONDUCTED IN SAN MATEO COUNTY, CALIFORNIA.
q.Remedy. FOR PURPOSES OF SEEKING PROVISIONAL REMEDIES ONLY, CONSULTANT AGREES THAT THE COMPANY AND CONSULTANT SHALL BE ENTITLED TO PURSUE ANY PROVISIONAL REMEDY PERMITTED BY THE CALIFORNIA ARBITRATION ACT (CALIFORNIA CODE CIV. PROC. § 1281.8) OR OTHERWISE PROVIDED BY THIS AGREEMENT. EXCEPT FOR SUCH PROVISIONAL RELIEF, CONSULTANT AGREES THAT ANY RELIEF OTHERWISE AVAILABLE TO THE COMPANY OR

CONSULTANT UNDER APPLICABLE LAW SHALL BE PURSUED SOLELY AND EXCLUSIVELY IN ARBITRATION PURSUANT TO THE TERMS OF THIS AGREEMENT.
r.Administrative Relief. CONSULTANT UNDERSTANDS THAT THIS AGREEMENT DOES NOT PROHIBIT CONSULTANT FROM PURSUING AN ADMINISTRATIVE CLAIM WITH LOCAL, STATE OR FEDERAL ADMINISTRATIVE BODIES OR GOVERNMENT AGENCIES SUCH AS THE DEPARTMENT OF FAIR EMPLOYMENT AND HOUSING, THE EQUAL EMPLOYMENT OPPORTUNITY COMMISSION, THE NATIONAL LABOR RELATIONS BOARD, THE SECURITIES AND EXCHANGE COMMISSION, OR THE WORKERS’ COMPENSATION BOARD. THIS AGREEMENT DOES, HOWEVER, PRECLUDE CONSULTANT FROM BRINGING ANY ALLEGED WAGE CLAIMS WITH THE DEPARTMENT OF LABOR STANDARDS ENFORCEMENT. LIKEWISE, THIS AGREEMENT DOES PRECLUDE CONSULTANT FROM PURSUING COURT ACTION REGARDING ANY ADMINISTRATIVE CLAIMS, EXCEPT AS PERMITTED BY LAW.
s.Voluntary Nature of Agreement. CONSULTANT ACKNOWLEDGES AND AGREES THAT CONSULTANT IS EXECUTING THIS AGREEMENT VOLUNTARILY AND WITHOUT ANY DURESS OR UNDUE INFLUENCE BY THE COMPANY OR ANYONE ELSE. CONSULTANT FURTHER ACKNOWLEDGES AND AGREES THAT CONSULTANT HAS CAREFULLY READ THIS AGREEMENT AND THAT CONSULTANT HAS ASKED ANY QUESTIONS NEEDED FOR CONSULTANT TO UNDERSTAND THE TERMS, CONSEQUENCES AND BINDING EFFECT OF THIS AGREEMENT AND FULLY UNDERSTAND IT, INCLUDING THAT CONSULTANT IS WAIVING CONSULTANT’S RIGHT TO A JURY TRIAL. CONSULTANT AGREES THAT CONSULTANT HAS BEEN PROVIDED AN OPPORTUNITY TO SEEK THE ADVICE OF AN ATTORNEY OF CONSULTANT’S CHOICE BEFORE SIGNING THIS AGREEMENT. FINALLY, CONSULTANT AGREES THAT THIS ARBITRATION AGREEMENT IS NOT SUBJECT TO CALIFORNIA LABOR CODE SECTION 432.6.
10.Miscellaneous
t.Governing Law; Consent to Personal Jurisdiction. This Agreement shall be governed by the laws of the State of California, without regard to the conflicts of law provisions of any jurisdiction, except that any dispute regarding the enforceability of the arbitration Section of this Agreement shall be governed by the FAA. To the extent that any lawsuit is permitted under this Agreement, the Parties hereby expressly consent to the personal and exclusive jurisdiction and venue of the state and federal courts located in California.
u.Assignability. This Agreement will be binding upon Consultant’s heirs, executors, assigns, administrators, and other legal representatives, and will be for the benefit of the Company, its successors, and its assigns. There are no intended third-party beneficiaries to this Agreement, except as expressly stated. Except as may otherwise be provided in this Agreement, Consultant may not sell, assign or delegate any rights or obligations under this Agreement. Notwithstanding anything to the contrary herein, Company may assign this Agreement and its rights and obligations under this Agreement to any successor to all or substantially all of Company’s relevant assets, whether by merger, consolidation, reorganization, reincorporation, sale of assets or stock, change of control or otherwise.
v.Entire Agreement. This Agreement constitutes the entire agreement and understanding between the Parties with respect to the subject matter herein and supersedes all prior written and oral agreements, discussions, or representations between the Parties. Consultant represents and warrants that Consultant is not relying on any statement or representation not contained in this Agreement. To the extent any terms set forth in any exhibit or schedule conflict with the terms set forth in this Agreement, the terms of this Agreement shall control unless otherwise expressly agreed by the Parties in such exhibit or schedule.
w.Headings. Headings are used in this Agreement for reference only and shall not be considered when interpreting this Agreement.
x.Severability. If a court or other body of competent jurisdiction finds, or the Parties mutually believe, any provision of this Agreement, or portion thereof, to be invalid or unenforceable, such provision will be enforced to the maximum extent permissible so as to effect the intent of the Parties, and the remainder of this Agreement will continue in full force and effect.
y.Modification, Waiver. No modification of or amendment to this Agreement, nor any waiver of any rights under this Agreement, will be effective unless in a writing signed by the Parties. Waiver by the Company of a breach of any provision of this Agreement will not operate as a waiver of any other or subsequent breach.
z.Notices. Any notice or other communication required or permitted by this Agreement to be given to a Party shall be in writing and shall be deemed given (i) if delivered personally or by commercial messenger or courier service, (ii) when sent by confirmed facsimile, or (iii) if mailed by U.S. registered or certified mail (return receipt requested), to the Party at the Party’s address written below or at such other address as the Party may have previously specified by like notice. If by mail, delivery shall be deemed effective three business days after mailing in accordance with this Section 10(g).
If to the Company, to:
655 Montgomery Street, Suite 1000
San Francisco, CA 94111
Attention: Chief Legal Officer
If to Consultant, to the address for notice on the signature page to this Agreement or, if no such address is provided, to the last address of Consultant provided by Consultant to the Company.
aa.Attorneys’ Fees. In any court action at law or equity that is brought by one of the Parties to this Agreement to enforce or interpret the provisions of this Agreement, the prevailing Party will be entitled to reasonable attorneys’ fees, in addition to any other relief to which that Party may be entitled.
ab.Signatures. This Agreement may be signed in two counterparts, each of which shall be deemed an original, with the same force and effectiveness as though executed in a single document.
ac.Protected Activity Not Prohibited. Consultant understands that nothing in this Agreement shall in any way limit or prohibit Consultant from engaging in any Protected Activity. For purposes of this Agreement, “Protected Activity” shall mean filing a charge, complaint, or report with, or otherwise communicating, cooperating, or participating in any investigation or proceeding that may be conducted by, any federal, state or local government agency or commission, including the Securities and Exchange Commission (“Government Agencies”). Consultant understands that in connection with such Protected Activity, Consultant is permitted to disclose documents or other information as permitted by law, and without giving notice to, or receiving authorization from, the Company. Notwithstanding the foregoing, Consultant agrees to take all reasonable precautions to prevent any unauthorized use or disclosure of any information that may constitute Company confidential information to any parties other than the Government Agencies. Consultant further understands that “Protected Activity” does not include the disclosure of any Company attorney-client privileged communications. Pursuant to the Defend Trade Secrets Act of 2016, Consultant is notified that an individual will not be held criminally or civilly liable under any federal or state trade secret law for the disclosure of a trade secret that (i) is made in confidence to a federal, state, or local government official (directly or indirectly) or to an attorney solely for the purpose of reporting or investigating a suspected violation of law, or (ii) is made in a complaint or other document filed in a lawsuit or other proceeding, if (and only if) such filing is made under seal. In addition, an individual who files a lawsuit for retaliation by an employer for reporting a suspected violation of law may disclose the trade secret to the individual’s attorney and use the trade secret information in the court proceeding, if the individual files any document containing the trade secret under seal and does not disclose the trade secret, except pursuant to court order.

[Remainder of page intentionally blank; signature page follows]

IN WITNESS WHEREOF, the Parties hereto have executed this Consulting Agreement as of the Effective Date.
CONSULTANT        LIVEVOX, INC.
By:            By:
Name:         Name:
Title:         Title:
Address for Notice:

SCHEDULE A
SERVICES AND COMPENSATION
1.Contact. Consultant’s principal Company contact:
Name:
Title:
Email:
Phone:
2.Services. The Services will include, but will not be limited to, the following: Consultant’s reasonable assistance with the transition of duties of the Company’s Chief Executive Officer, and other related projects. The Company anticipates that Consultant will perform Services for no more than fifteen (15) hours per week.
3.Compensation.
ad.The Company will pay Consultant a monthly fee of Twenty-Eight Thousand, Three Hundred and Thirty Three Dollars and Thirty-Three Cents ($28,333.33) for each month that Consultant is available to the Company to perform Services during the Term. This payment will be made to Consultant no later than ten (10) business days following the end of each month.
ae.The Company will reimburse Consultant, in accordance with Company policy, for all reasonable expenses incurred by Consultant in performing the Services pursuant to this Agreement, if Consultant receives written consent from an authorized agent of the Company prior to incurring such expenses and submits receipts for such expenses to the Company in accordance with Company policy.
af.Pursuant to the LiveVox Holdings, Inc. 2021 Equity Incentive Plan (the “Plan”), LiveVox Holdings, Inc. (“LVOX”) previously granted Consultant certain (i) time-based and performance-based restricted stock units covering LVOX common stock (respectively, “RSUs” and “PSUs”, and collectively the “Equity Awards”) that entitle Consultant to receive shares of LVOX common stock subject to the terms and conditions of the Plan and the respective RSU and/or PSUs agreements (collectively, the “Equity Agreements”). During the Term, Consultant will continue to vest in the Equity Awards, subject to the terms and conditions of the Plan and the Equity Agreements.
ag.Pursuant to the LiveVox TopCo, LLC Amended and Restated Amended Limited Liability Company Agreement (the “LLC Agreement”), LiveVox TopCo, LLC (“TopCo”) issued certain incentive units of TopCo to Executive (“Incentive Units”) subject to the terms and conditions of the LLC Agreement and the Management Incentive Unit Agreement entered into between Executive and TopCo as of January 29, 2020 (jointly the “Incentive Unit Agreements”). During the Term, Consultant will continue to vest in the Incentive Units, subject to the terms and conditions of the Incentive Unit Agreements.
ah.During the Term, the provisions of the Double Trigger Vesting of RSU Award letter between Consultant and LVOX dated as of November 11, 2021 (the “Double Trigger Vesting Letter”) regarding certain accelerated vesting provisions of RSUs granted pursuant to a Restricted Stock Unit Award Agreement dated as of August 18, 2021, will continue to apply.
All payments and benefits provided for under this Agreement are intended to be exempt from or otherwise comply with the requirements of Section 409A of the Internal Revenue Code of 1986, as amended, and the regulations and guidance thereunder (together, “Section 409A”), so that none of the payments and benefits to be provided hereunder will be subject to the additional tax imposed under Section 409A, and any ambiguities or ambiguous terms herein will be interpreted to be exempt or so comply. Each payment and benefit payable under this Agreement is intended to constitute a separate payment for purposes of Section 1.409A-2(b)(2) of the Treasury Regulations. In no event will the Company reimburse Consultant for any taxes that may be imposed on Consultant as a result of Section 409A.

This Schedule A is accepted and agreed upon as of the Effective Date of the Agreement.
CONSULTANT        LIVEVOX, INC.
By:            By:
Name:         Name:
Title:         Title:

EXHIBIT 2

SUPPLEMENTAL RELEASE AGREEMENT

This Supplemental Release Agreement (“Supplemental Release”) is made by and between Louis Summe (“Consultant”) and Livevox, Inc. (the “Company”) (jointly referred to as the “Parties” and individually referred to as a “Party”).

1.Consideration. In consideration for the consideration set forth in Section 1 of the Separation Agreement and Release signed between Consultant and the Company, dated January 1, 2023 (the “Separation Agreement”), Consultant hereby extends his release and waiver of claims to any claims that may have arisen between the Effective Date (as such term is defined in the Separation Agreement) and the Supplemental Release Effective Date, as defined below, provided that, for the avoidance of doubt, such release and waiver of claims shall not extend to (i) claims that cannot be released as a matter of law; (ii) any obligations incurred under the Separation Agreement or this Agreement; (iii) claims in Consultant’s capacity as a shareholder with respect to the Incentive Units or other equity interests of Topco owned by Consultant; and (iv) any rights to indemnification as a result of Consultant’s prior service as an officer or director of the Company, including such rights under the Indemnification Agreement.
2.    Incorporation of Terms of Release Agreement. The undersigned Parties further acknowledge that the terms of the Separation Agreement, including, but not limited to, Sections 1.e. (No Further Severance), 5 (Payment of Salary and Receipt of All Benefits), 6 (Release of Claims), 7 (Acknowledgment of Waiver of Claims under ADEA), 8 (California Civil Code Section 1542), 10 (Trade Secrets and Confidential Information/Company Property), 12 (Protected Activity Not Prohibited), and 13 (Mutual Non-disparagement) shall apply to this Supplemental Release and are incorporated herein to the extent that they are not inconsistent with the express terms of this Supplemental Release.
3.    Supplemental Release Effective Date. Consultant understands that this Supplemental Release shall be null and void if not executed by him within five (5) days after the termination of Consultant’s consulting relationship with the Company. This Supplemental Release will become effective on the date that it has been signed by both Parties
4.    Voluntary Execution of Agreement. Consultant understands and agrees that he executed this Supplemental Release voluntarily, without any duress or undue influence on the part or behalf of the Company or any third party, with the full intent of releasing all of his claims against the Company and any of the other Releasees. Consultant acknowledges that:

(a)    he has read this Supplemental Release;
(b)    he cannot sign the Supplemental Release before the termination of his consulting relationship with the Company, but that he must sign the Supplemental Release no later than 5 days thereafter;
(c)    he has been represented in the preparation, negotiation, and execution of this Supplemental Release by legal counsel of his own choice or has elected not to retain legal counsel;
(d)    he understands the terms and consequences of this Supplemental Release and of the releases it contains; and
(e)    he is fully aware of the legal and binding effect of this Supplemental Release.

[Remainder of page intentionally blank; signature page follows]

IN WITNESS WHEREOF, the Parties have executed this Agreement on the respective dates set forth below.

        LOUIS SUMME, an individual

Dated: ________________, 2024
        Louis Summe

        LIVEVOX, INC.

Dated: ________________, 2024    By
            Name:     Linda Esperance
            Title:     SVP People Operations